UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K / A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2004

AstroPower, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-23657	51-0315860
(State or other jurisdictions of incorporation)	(Commission file number)	(IRS Employer Identification No.)

231 Lake Drive, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 366-0400

This amendment relates to a Form 8-K filed by Registrant on January 7, 2004 with respect to Item 4. Changes in Registrants Certifying Accountant.

Registrant provided KPMG a copy of the above Report and requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. Registrant requested that KPMG provide such letter as promptly as possible, so Registrant could file such letter as an Exhibit to the Current Report on Form 8-K within 10 business days after the date of the Report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 1. Letter from KPMG to the Securities and Exchange Commission dated January 22, 2004 and received by Registrant on January 29, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

AstroPower, Inc. (Registrant)

Date: February 2, 2004	By:	/s/ Carl H. Young III
Carl H. Young III Interim Chief Executive Officer